                                                                    EXHIBIT 23.9

                      Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Internet Capital, Inc. of our report dated April 29, 1999 relating to the financial statements of Syncra Software, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 8, 2000